EXHIBIT 10.6

                                    SUBLEASE
              THIS SUBLEASE dated as of the 24th day of June 2004.

BETWEEN:
                        PARADIGM GEOPHYSICAL CANADA LTD.
                 (hereinafter referred to as "the Sublandlord")

OF THE FIRST PART
                                     - and-

                             BRYCOL CONSULTING LTD.
                  (hereinafter referred to as the "Subtenant")

OF THE SECOND PART

WHEREAS by a Lease dated June 30, 2003 between Consolidated Properties (520 - 5th Avenue) Ltd. as landlord and Paradigm Geophysical Canada Ltd. as tenant, (hereinafter referred to as the "Lease"), Paradigm Geophysical Canada Ltd. did lease from Consolidated Properties (520 - 5th Avenue) Ltd. certain leased premises in the building municipally described as 520 - 5th Avenue SW, Calgary, Alberta the ("Building") as more particularly described in the Lease, a copy of which is attached hereto as Schedule "B".

AND WHEREAS the Sublandlord and Subtenant have agreed to enter into this Sublease on the terms and conditions hereinafter set forth;

NOW, THEREFORE, WITNESSETH that in consideration of the rents, covenants, and agreements to be paid and observed the Subtenant does sublease from the Sublandlord the Subleased Premises, on the terms and conditions hereinafter set forth (hereinafter referred to as the "Sublease").

1.    SUBLEASED PREMISES

      The premises to be subleased by the Sublandlord to the Subtenant shall consist of a rentable area (the "Rental Area") of eight thousand and seventy six (8,076) square feet, comprising of the twenty-fifth (25th) floor of the Building as outlined in red on the floor plan attached hereto as Schedule "A" (hereinafter referred to as the "Subleased Premises").

2.    TERM

      The term of this Sublease (hereinafter referred to as the "Term") shall be for a period of four (4) years and six (6) months less one (1) day. The Term shall commence on July 1, 2004 (hereinafter referred to as the "Commencement Date") and shall expire on December 30, 2008 (hereinafter referred to as the "Expiry Date").


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3.    RENT

      Rent (hereinafter referred to as "Basic Rent") for the Subleased Premises throughout the Term shall be equal to:
      Term:
      Annual Basic Rent
      Monthly Basic Rent

      Augl5,2004-Dec30,2008
      $125,178.00 ($15.50 /sq.ft.)
      $10,431.50

      Basic Rent shall be payable in advance on the first day of each and every month of the Term in equal monthly installments. Partial months will be based on a proportionate share. For further clarification, the Subtenant will not be obligated to pay Basic Rent for the month of July and (1/2) of August 2004 (the "Free Basic Rent Period"). All other terms and conditions of the Sublease will apply during the Free Basic Rent Period.

      In addition to the Basic Rent payable by the Subtenant to the Sublandlord, the Subtenant shall also pay to the Sublandlord monthly, in advance one-twelfth (1/12) of the annual operating costs and all other charges under the Sublease which are referable to and related to the Subleased Premises, including without limitation, all items referred to in paragraph 4 hereof.

4.    TAXES, OPERATING AND ADDITIONAL COSTS

      The Subtenant further covenants and agrees to pay to the Sublandlord during the Term, in addition to Basic Rent, all costs incurred or payable by the Sublandlord (excepting Basic Rent) under the Lease as these costs relate to the Subleased Premises, including but not limited to taxes, insurance, operating costs, and utilities (hereinafter referred to as "Additional Rent").

      Subtenant's Additional Rent shall be based on the proportion, which the Rental Area of the Subleased Premises bears to the Rental Area of the Leased Premises. Sublandlord shall provide to Subtenant copies of the budgets, invoices and statements of operating costs, taxes, insurance and utilities as and when such budgets, invoices or statements are given to Sublandlord by Landlord under the Lease. Subtenant's Additional Rent shall be due and payable to the Sublandlord at the times and in the manner that such costs are due and payable by the Sublandlord to the Landlord.

      In addition to the foregoing the Subtenant shall pay from the Commencement Date and thereafter, all business taxes that may be assessed against the Subtenant in connection with the Subleased Premises and the Subtenant shall also pay from the Commencement Date and thereafter all other costs and other charges directly pertaining to the Subleased Premises which are not included in monthly installments of operating costs or occupancy costs payable by the Sublandlord under the Lease and the costs of all other services related to the use or possession of the Subleased Premises by the Subtenant. For the purposes of this Sublease, Basic Rent, Additional Rent and any other amounts payable by the Subtenant to the Sublandlord may be referred to as Rent.


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

5.    USE

      The Subleased Premises shall only be used solely as office space, provided such purposes complies with the provisions of the Lease and all applicable laws, by-laws, regulations or other governmental ordinances from time to time in existence.

6.    SUBTENANT'S COVENANTS

      The Subtenant covenants and agrees with the Sublandlord as follows:

      (a) it will pay to the Sublandlord without any deduction, set-off or abatement all amounts due pursuant to paragraphs 3 and 4 hereof;

      (b)   The  Subtenant  will  perform  all  of  the  terms,   covenants  and
            conditions on the part of the Sublandlord to be observed and performed under the provisions of the Lease as they relate to the Subleased Premises ;

      (c) the Subtenant shall not commit or permit to be committed on the Subleased Premises or in the Building, any act or omission which shall violate any term or condition of the Lease or this Sublease. In the event of the termination of the Sublandlord's interest as tenant under the Lease for any reason, then this Sublease shall terminate coincidentally therewith and, without any liability of the Sublandlord to the Subtenant, except where such termination of this Sublease arises from or is a result of the non-performance or breach of the terms, covenants and conditions of the Sublandlord under paragraph 7 hereof.

7.    SUBLANDLORD'S COVENANTS

      The Sublandlord does hereby covenant and agree with the Subtenant as follows:

      (a) to pay the rent and other amounts payable by it pursuant to the terms of the Lease ;

      (b) to perform and observe the covenants on its part contained in the Lease with respect to the Subleased Premises so far as such covenants are not required to be performed and observed by the Subtenant under this Sublease;

      (c) to grant to the Subtenant quiet enjoyment of the Subleased Premises during the Term hereof; and

      (d) at the request of the Subtenant, to take such action at the cost of the Subtenant as may be required and allowed for in the Lease to ensure that the landlord under the Lease acts reasonably in the exercise of any rights it may have with respect to the Subleased Premises.


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

8.    APPROVAL

      Upon execution by the Sublandlord, and the consent of the Landlord, this Sublease shall be binding upon the parties hereto. If not consented to by the Landlord this Sublease shall be null and void without the necessity of any further formality, notice, delay, or recourse by any party hereto. Neither the preparation of this or any other form of Sublease nor any negotiations entered into in connection with its submission constitutes or implies any commitment by the Sublandlord unless this Sublease has been consented to in writing by the Landlord.

9.    SECURITY DEPOSIT

      The Sublandlord acknowledges receipt from the Subtenant of a Security Deposit in the amount of thirty five thousand dollars ($35,000.00) to be applied to Basic Rent, Additional Rent and GST falling due for the first one (1) month and the balance to be applied against the last one (1) month of the Term. If the Subtenant defaults under this Sublease, then the Sublandlord may use all or part of the Security Deposit then remaining to remedy the default.

10.   ASSIGNMENT OR SUBLETTING

      The Subtenant shall not have any right to assign this Sublease or sublet or transfer the Subleased Premises without first complying with the provisions of the Lease dealing with same, and without the prior written consent of the Sublandlord and the Landlord. Any such permitted assignment or subletting shall not release or relieve the Subtenant of its covenants and obligations under this Sublease.

11.   INSURANCE

      All insurance required to be obtained by the Sublandlord pursuant to the Lease in respect of the Subleased Premises shall be obtained by the Subtenant at its sole cost and shall name the Sublandlord and the Landlord as additional named insureds. The Subtenant shall provide the Sublandlord and the Landlord with copies of the said policy of insurance or certificates setting out the full particulars of such policy, prior to taking possession of the Subleased Premises and from time to time thereafter shall provide written notification of any changes thereto.

12.   CONDITION OF SUBLEASED PREMISES

      The Subleased Premises shall be accepted and leased by Subtenant on an "as-is" basis. The Subtenant agrees not to make, erect, install or alter any other leasehold improvements in the Subleased Premises without having obtained the prior written approval of the Sublandlord and the Landlord. The Subtenant shall comply with all terms and conditions of the


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

      Sublandlord's and Landlord's approval and the applicable provisions of the Lease dealing with same. The Subtenant shall be entitled to vacant possession of the Subleased Premises July 1, 2004 (assuming this Sublease Lease Agreement has been signed by the Subtenant and the Sublandlord) to carry out any approved modifications to the Subleased Premises and for move-in purposes. At all times prior to the Commencement Date that the Subtenant is in possession of the Subleased Premises whether carrying on business or not, it shall be bound by all the provisions of the Sublease and the Lease except that the Subtenant shall not be obligated to pay Basic Rent and Additional Rent until the Commencement Date.

      Air handling unit / Raised floor - The air handling unit and the raised floor (the Equipment Fixtures") located in the computer room of the Subleased Premises shall be for the sole and exclusive use of the Subtenant. The daily maintenance of the Equipment Fixtures shall be the sole responsibility of the Subtenant. Provided the Subtenant is in occupancy of the Subleased Premises the Equipment Fixtures shall be the sole exclusive use of the Subtenant. If the Subtenant is not in occupancy of the Subleased Premises, the Equipment Fixtures, including and restoration, shall revert to the Sublandlord/Landlord.

13.   PARKING

      The Sublandlord agrees to provide for the use of the Subtenant three (3) parking spaces in the garage beneath the Building for the Term of the Sublease in accordance with the terms of the Landlord's standard parking agreement. The cost for this space shall be at the prevailing parking rate charged by the Landlord to the Sublandlord from time to time. The Subtenant shall ensure that all payments required for the parking space are fully paid monthly in advance.

14.   NET SUBLEASE

      The Subtenant hereby acknowledges, confirms and agrees that it is the intention of the Sublandlord and the Subtenant that, except as expressly set out herein, this Sublease shall be a completely net Sublease for the Sublandlord and that, subject to the provisions contained in the Sublease, the Sublandlord shall not be responsible during the Term for any obligations, losses, charges, expenses, or outlays of any nature and kind whatsoever arising from or relating to the Subtenant's use and occupation of the Subleased Premises or the contents thereof and that the Subtenant shall pay all charges, impositions and expenses of every kind and nature relating to its use and occupation of the Subleased Premises . The Subtenant acknowledges that it has reviewed the Lease attached hereto as Schedule "B" and is familiar with it. The Subtenant further acknowledges and agrees that the Sublandlord shall have all the rights and remedies against the Subtenant in respect of this Sublease as though the Sublandlord was the landlord named in the Lease and the Subtenant was the tenant named in the Lease, mutatis mutandis, in relation to the matters which are expressly dealt with in this Sublease.


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

15.   INDEMNITY BY SUBTENANT

      Except for occurrences resulting from the negligence or willful misconduct of the Landlord or the Sublandlord or those for whom the Landlord or the Sublandlord are responsible at law, the Subtenant shall be liable for and shall indemnify the Sublandlord from and against all claims, actions, damages, liabilities and expenses for any breach or non-performance of any term or provision of this Sublease by the Subtenant or in connection with losses of life, personal injury, damage to property, or any other loss, damage or injury, whether or not of a nature related to the foregoing arising from any occurrence on the Subleased Premises for which the Subtenant is responsible at law; or from the occupancy or use of the Subleased Premises by the Subtenant or occasioned wholly or in part by an act or omission of the Subtenant, its agents, servants, employees or contractors or by anyone permitted by the Subtenant to be on the Subleased Premises . In case the Sublandlord, without fault on its part, is made a party to litigation begun by or against the Subtenant, excepting a bona fide action by the Subtenant against the Sublandlord, the Subtenant will protect and hold harmless the Sublandlord and will pay all costs, expenses and reasonable legal fees incurred or paid by the Sublandlord in connection with the litigation. The Subtenant will also pay all costs, expenses and reasonable legal fees incurred by the Sublandlord in enforcing the terms and covenants of the Subtenant under this Sublease. Any obligation of the Subtenant to indemnify the Sublandlord hereunder, shall survive the termination of this Sublease in respect of every happening during the Term.

16.   EXCULPATORY PROVISION

      Except for occurrences resulting from the negligence or willful misconduct of the Landlord or the Sublandlord, or those for whom the Landlord or the Sublandlord are responsible at law, the Sublandlord shall not be liable for death of or injury to the Subtenant or others on the Subleased Premises, or for the loss of or damage to property of the Subtenant or others by theft or otherwise. Without limiting the generality of the foregoing, the Sublandlord shall not be liable for death, injury, loss or damage of or to persons or property resulting or arising from fire, explosion, falling plaster, steam, gas, electricity, water, rain or snow or leaks from any part of the Subleased Premises or from the pipes, appliances or plumbing works or from the road, street or subsurface, or from any other place, or by dampness, or by other cause of any kind and the Sublandlord is not liable for death, injury, loss or damage caused by other tenants or occupants or other persons in the Subleased Premises or in any other part of the Building, or resulting from construction, alteration or repair of the Subleased Premises or the Building. All property of the Subtenant kept or stored in the Subleased Premises will be kept or stored at the risk of the Subtenant only and the Subtenant will hold the Sublandlord harmless from all claims arising out of damage to it, including subrogation claims (if any) by the Subtenant's insurers.


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

17.   INDEMNITY BY THE SUBLANDLORD

      The Sublandlord shall indemnify and hold harmless the Subtenant from and against any injury and damage to the person or property of the Subtenant where the injury and damage is caused by negligence of the Sublandlord, its agents, servants, employees or contractors or others for whom the Sublandlord is responsible at law or any injury or damage to person or property as a result of any breach or non-performance of any covenant or term required to be observed and performed by the Sublandlord under the Lease or this Sublease.

18.   DEFAULT AND RE-ENTRY

      It is agreed that (hereinafter called "an event of default"):

      (i) if the Subtenant shall be in default in the payment of Rent or amounts collectable hereunder as rent and such default shall continue for a period of five (5) days after notice by the Sublandlord to the Subtenant of such default and requiring the same to be remedied; or

      (ii) if the Subtenant shall be in default of any of its covenants and agreements hereunder (other than its covenant to pay Rent or amounts collectable hereunder as rent) and such default shall continue for a period of fifteen (15) days (or such longer period as may be reasonably necessary to cure such default considering the nature thereof) after notice by the Sublandlord to the Subtenant of such default and requiring the same to be remedied; or

      (iii) if the Subtenant shall make an assignment for the benefit of creditors, or shall make an assignment or have a receiving order made against it under the Bankruptcy Act, or becoming bankrupt or insolvent or shall make application for relief under the provisions of any statute now or hereafter in force concerning bankrupt or insolvent debtors, or any action whatsoever, legislative or otherwise, shall be taken with a view to the winding-up, dissolution of or liquidation of the Subtenant; or

      (iv) if the term of this Sublease hereby granted or any of the goods or chattels on the Subleased Premises are at any time possessed, seized, or taken in execution or attachment by any creditor of the Subtenant; or

      (v) if a writ of execution or replevin order issues against the goods or chattels of the Subtenant;

            Then, at the option of the Sublandlord, the current month's Rent, together with the Rent for the three (3) months ensuing, shall immediately become due and payable and, at the option of the Sublandlord, the term hereby granted shall become forfeited and void, and the Sublandlord may without notice or any form of legal process whatsoever forthwith re-enter upon the Subleased Premises, or any part thereof, in the name of the whole and repossess and enjoy the same as its former estate, anything contained in any


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            statute  or law to the  contrary  notwithstanding.  No  re-entry  or taking possession of the Subleased Premises shall be construed as an election on the part of the Sublandlord to terminate this Sublease unless at the time of or subsequent to such re-entry or taking of possession written notice of such intention has been given to the Subtenant.

            Forfeiture of this Sublease by the Subtenant shall be wholly without prejudice to the right of the Sublandlord to recover arrears of Rent or damages for any antecedent breach of covenant on the part of the Subtenant and, notwithstanding any such forfeiture, the Sublandlord may subsequently recover from the Subtenant damages for loss of Rent suffered by reason of the Sublease having been terminated prior to the end of the Term of this Sublease as set out herein and this subsection and the rights hereunder shall survive the termination of this Sublease whether by act of the parties or by operation by law. The rights and remedies of the Sublandlord under this Section 17 are in addition to the rights and remedies of the Sublandlord at law or as contained in the Lease.

19.   GENERAL

      Subject to the provisions of this Sublease respecting assignment, this Sublease shall enure to the benefit of and be binding upon the Sublandlord and the Subtenant and their respective successors and permitted assigns. In the event that there is any conflict between the terms of the Lease and the terms and conditions contained in this Sublease, then the terms and conditions contained in this Sublease shall govern.

      This Sublease shall be construed in accordance with and governed by the laws of the Province of Alberta.

      This Sublease or a counterpart hereof may be executed and transmitted by fax, with transmission confirmed as complete, and if so, executed and transmitted, this Sublease shall be for all purposes as effective and binding upon such party as if such party had delivered an originally executed document. A party transmitting an executed document by telecopy shall forthwith deliver the original of the executed document.

20.   ARBITRATION

      Any dispute, controversy or claim arising out of or relating to this Sublease, or the breach, termination or validity thereof, shall be settled by arbitration in front of a single arbitrator agreed to by the parties or, failing that, appointed by the Court of Queen's Bench, in accordance with the Arbitration Act (Alberta) as then in force.


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21.   OTHER

      It is understood that this Sublease does not provide for any renewal, right of first refusal or any Landlord inducements in favor of the Subtenant.

22.   REPRESENTATIONS

      The Subtenant acknowledges that there are no representations, conditions, warranties, or collateral agreements, express or implied, made by or on behalf of the Sublandlord other than are expressed herein.

23.   GOODS AND SERVICES TAX

      The Subtenant shall be responsible for and pay to the Sublandlord on the same date as the payments of Basic Rent, Additional Rent and all other amounts are due, all taxes, charges, sums and amounts as contemplated in an Act to amend the Excise Tax Act and related Acts, Statutes of Canada 1990, c.45, as amended from time to time, or any legislation substituted therefore (the "Excise Tax Act") whether characterized as a goods and services tax, value added tax, consumption tax, sales tax or otherwise (except income taxes under the Income Tax Act (Canada), (collectively the "GST") arising in connection with or by virtue of the supply of any goods or services by the Landlord or the Sublandlord to, or for the benefit of the Subtenant, or the payment by the Subtenant to the Sublandlord of Basic Rent or Additional Rent pursuant to this Sublease or the Lease . The amount of the GST shall be calculated by the Sublandlord and payable by the Subtenant on the dates stipulated herein. Unless otherwise noted, amounts quoted in this Sublease do not include GST.

24.   NOTICES

      Any notices herein provided or permitted to be given under this Sublease shall be addressed as follows:

      (i) Notice by the Subtenant to the Sublandlord: Paradigm Geophysical Canada Ltd. 1700,125-9th Avenue SW
            Calgary, AB
            T2G OP6
            Attention: Mary Rayner
            Fax: 403-750-3536

      (ii) Notice by the Sublandlord to Subtenant: Brycol Consulting Ltd. 2500, 520 - 5th Avenue SW Calgary, AB,
            Attention: Paul James Hookman
            Fax: 403-234-0301


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

IN WITNESS WHEREOF Brycol Consulting Ltd. does hereby accept this Sublease of the Subleased Premises to be held by it as Subtenant, subject to the conditions, restrictions and covenants set forth herein.

The Sublease has been executed by the parties as of the day and year first above written.
Subtenant


Per:  /s/ Paul James Hookham               Per: /s/ M. Rayner
   --------------------------------           ----------------------------------
      BRYCOL CONSULTING LTD.               PARADIGM GEOPHYSICAL CANADA LTD.